Exhibit 99.1

Contact:	Media Relations Jeanmarie McFadden 212 762 6901	Investor Relations Suzanne Charnas 212 761 3043

For Immediate Release

Morgan Stanley Announces CEO Succession Plan

James Gorman to Become Chief Executive Officer in 2010; John Mack to Continue Serving as Chairman; Announcement Follows Thorough Succession Planning Process and Achievement of Key Company Milestones

NEW YORK, September 10, 2009 — The Board of Directors of Morgan Stanley (NYSE: MS) today announced that Co-President James P. Gorman will become the Firm's Chief Executive Officer, effective January 1, 2010, while Chairman and CEO John J. Mack will continue to serve as Chairman.  Mr. Gorman also will join Morgan Stanley's Board of Directors at year end. The Firm also announced that Co-President Walid A. Chammah will become Chairman of Morgan Stanley International at year end and will continue to be based in London.

Robert Kidder, lead director of the Board, said, "Four years ago, we were extremely fortunate to be able to bring John Mack back to Morgan Stanley, given everything he had done to build the Firm and its global franchise.  Since then, John has provided invaluable leadership to the Firm - including, most importantly, successfully guiding Morgan Stanley through last fall's unprecedented financial crisis and positioning the Firm to succeed in today's reshaped market environment.  After returning to Morgan Stanley in 2005, John effectively stabilized the Firm and reenergized our culture and client franchise.  More recently, he helped to strengthen our capital position and repay TARP; oversaw our conversion to a bank holding company; and forged strategic ventures with Smith Barney and Mitsubishi UFJ that will play a key role in growing Morgan Stanley's business for years to come.

Mr. Kidder continued, "Since John told the Board eighteen months ago that he would like to step back from the CEO role after turning 65 this November, John and the Board have been working closely together to ensure a smooth and successful CEO succession process.  Given our tremendous progress, we believe now is the right time for that transition, and all of us on the Board - and across the Firm - are grateful that we will continue to benefit from John's insights and experience in his critical role as Chairman."

"John and the Board believe James Gorman is ideally suited to lead Morgan Stanley forward.  James has a long track record of developing aggressive strategies backed by strong operating skills and relentless execution.  He is a proven leader who has shown the ability to attract and retain top talent throughout his career.  During the past two decades, James has worked in virtually every aspect of the financial services industry.  As Co-President of the Firm since 2007, he has been central to our success in the most challenging period in history and served as a key architect of Morgan Stanley's strategy.   He led dramatic turnarounds of major businesses at both Merrill Lynch and Morgan Stanley, and this year forged the world's largest wealth management business with the Smith Barney joint venture.  We are confident that with James Gorman as CEO and John Mack as Chairman, Morgan Stanley will continue building our premier franchises in investment banking as well as sales and trading, grow market share across all key businesses and deliver tremendous value for our clients, colleagues and shareholders," Mr. Kidder concluded.

Mr. Mack said, "In James Gorman, we have an outstanding leader for Morgan Stanley.  He has a proven record of building outstanding teams, executing winning strategies and growing profitable businesses.  Succession has been a top priority for me since my return to Morgan Stanley, and I am confident that James is the right person to lead the Firm forward.   James nearly tripled the operating profit in our wealth management business in just three years' time, and then helped drive the Smith Barney joint venture - a game-changing transaction that will play a key role in the Firm's future growth and profitability.  James is widely respected not just here at Morgan Stanley, but across the industry, and as Co-President, he has helped the Firm build relationships with key institutional and corporate clients.  I look forward to continuing to work with James and all of our colleagues as we take Morgan Stanley to a new level of success.  Together, we have accomplished a tremendous amount over the past four years, thanks to the hard work and dedication of everyone at Morgan Stanley.  It truly has been a privilege to work at this great Firm - my home for more than thirty years."

Mr. Mack continued, "Walid Chammah has made enormous contributions in a variety of roles at Morgan Stanley, and we are very pleased that he will continue to play a key part in the management of the Firm as Chairman of Morgan Stanley International.  During his 16 years here, Walid helped to found and grow our Global Capital Markets business, reinvigorated our world-class Investment Banking franchise, and strategically led our Institutional Securities businesses through a period of unprecedented turmoil and change.  Walid also has been one of the true carriers of Morgan Stanley's one-Firm culture - as evidenced by his tireless travels between New York and London during the past few years and his strong leadership during last fall's market crisis.  Throughout the succession process, Walid has made clear his desire to remain in London, where his family is located.  His role as Chairman of Morgan Stanley International will allow him to do just that, while leveraging his strong client relationships around the globe and continuing to help lead Morgan Stanley forward."

Mr. Gorman said, "Morgan Stanley is home to incredibly talented people and a superb culture that are the foundation of its global platform and premier client franchise.  John Mack has spent thirty years helping to protect and enhance that legacy - most dramatically during last fall's financial crisis.  Thanks to John's strong leadership, we have enormous opportunities to continue growing Morgan Stanley's premier institutional business in the transformed market environment we now face.  It is a great honor to be a part of this extraordinary organization and culture.  I look forward to continuing to work closely with John, Walid, the rest of the senior management team and our colleagues around the world to leverage the power of Morgan Stanley's franchise for our clients, our employees and most of all, our shareholders."

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services.  The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 1,200 offices in 37 countries.  For further information about Morgan Stanley, please visit www.morganstanley.com.

Background on James P. Gorman

James P. Gorman, 51, has served as Co-President of Morgan Stanley for the past two years - overseeing the Firm's Global Wealth Management business; Investment Management business, including the Merchant Bank; and Operations and Technology group, among others.  Mr. Gorman joined Morgan Stanley in February 2006 as the President and Chief Operating Officer of the Global Wealth Management Group. In October 2007, Mr. Gorman took on the additional role of Co-Head of Strategic Planning with Chief Financial Officer Colm Kelleher, and assumed the Co-President role in November 2007. In January 2009, Mr. Gorman was named Chairman of the Morgan Stanley Smith Barney joint venture, which closed in June.

Prior to joining Morgan Stanley, Mr. Gorman held a succession of executive positions at Merrill Lynch including leading, from 2001 to 2005, the company's U.S. and, subsequently, global private client businesses. Before joining Merrill Lynch, Mr. Gorman served as a senior partner of McKinsey & Company, where he was a member of the financial services practice and advised clients in the securities, banking and asset management industries.  Earlier, Mr. Gorman also served as an attorney in Melbourne, Australia.

Mr. Gorman is a member of the Board of Directors of MSCI Inc., where he serves as Lead Director.  He also is a trustee of the Columbia Business School and the Spence School in New York City. Mr. Gorman previously served on the Boards of Visa USA and the Securities Industry and Financial Markets Association in Washington, D.C., where he served as Chairman in 2006.  A native of Australia, Mr. Gorman earned a B.A. and law degree from the University of Melbourne and an M.B.A. from Columbia University.

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